Exhibit 10.2.3

August 3, 2017

Keith Guilbault
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This letter is to confirm that Jack in the Box Inc. (the “Company”) will grant you a one-time conditional bonus payment of $187,500 (less tax withholding and 401(k) deferral if applicable), contingent on your continuous employment and satisfactory performance with the Company as Qdoba Brand President through the date such payment obligation is triggered, as set forth below.

The conditional bonus payment obligation will be triggered on the earlier of: (a) January 2, 2018 or (b) the consummation of a transaction to sell or spin Qdoba Restaurant Corporation or substantially all of the assets of the Qdoba® brand business. Payment will be made within two weeks of the triggering event. Note that if your employment terminates for any reason before (a) or (b) triggering events, no payment is owed to you.

You acknowledge that Jack in the Box Inc. has a policy of “at will” employment, which means either you or the Company may terminate the employment relationship at any time, with or without cause, and nothing in this letter changes your at will employment or guarantees your employment for any length of time.

FOR JACK IN THE BOX INC.

/S/ MARK BLANKENSHIP
Mark Blankenship
Chief People, Culture & Corporate Strategy Officer

By signing below, you acknowledge that you have received this letter and agree to its terms.

/S/ KEITH GUILBAULT
Keith Guilbault

8/3/17
Date